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                                                                   EXHIBIT 10.20

                            CYTATION.COM INCORPORATED

                                SUPPORT AGREEMENT

         This Support Agreement (this "Agreement") is entered into as of October 20, 1999, by and between Cytation.com Incorporated, a New York corporation ("Parent"), and the Patrick S. O'Brien Stock Trust ("Seller").

                                    RECITALS

         A. Concurrently with the execution and delivery of this Agreement, Parent, CollegeLink.com Incorporated, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), Student Success, Inc., a Wisconsin corporation ("Company"), Bradford J. Baker, Patrick S. O'Brien and the Patrick
S. O'Brien Stock Trust are entering into an Agreement and Plan of Merger of even date herewith ("Merger Agreement"), pursuant to which Parent agrees to acquire all outstanding shares of common stock, without par value, of the Company ("Shares"), pursuant to a statutory merger of Company with and into the Merger Sub (the "Merger"). Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.

         B. As of the date hereof, Seller beneficially owns directly 150 Shares ("Owned Shares").

         Now, therefore, in consideration of the covenants, promises and representations herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. AGREEMENT TO VOTE.

                  1.1 Voting. Seller hereby agrees that, during the time this Agreement is in effect, at any meeting of the shareholders of the Company, however called, or any action by written consent of the shareholders of the Company, Seller shall (a) vote the Owned Shares in favor of the Merger; (b) vote the owned Shares against any action or agreement that would result in a breach of any covenant, representation, or warranty or any other obligation or agreement of the Company under the Merger Agreement; and (c) vote the Owned Shares against any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the Merger, including, but not limited to: (i) any extraordinary corporation transaction, such as a merger, consolidation or other business combination involving the Company or any of its subsidiaries;
(ii) a sale or transfer of a material amount of assets of the Company or any of its subsidiaries or a reorganization, recapitalization or liquidation of the Company and its subsidiaries; (iii) any

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change in the management or Board of Directors of the Company, except as otherwise agreed to in writing by Parent; (iv) any material change in the present capitalization or dividend policy of the Company; or (v) any other material change in the Company's corporate structure or business.

                  1.2 Grant of Irrevocable Proxy; Appointment of Proxy.

                           (a) Seller hereby irrevocably grants to, and appoints
Richard A. Fisher and Kevin J. High, or either of them, in their respective capacities as officers of the Parent, and any individual who shall hereafter succeed to any such office of Parent, and each of them individually, Seller's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Seller, to vote the Owned Shares in favor of the Merger and otherwise as contemplated by Section 1.1

                           (b) Seller represents that any proxies heretofore
given in respect of the Owned Shares are not irrevocable, and that any such proxies are hereby revoked.

                           (c) Seller understands and acknowledges that Parent
is entering into the Merger Agreement in reliance, among other things, upon Seller's execution and delivery of this Agreement. Seller hereby affirms that the irrevocable proxy set forth in this Section 1.2 is given in connections with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Seller under this Agreement. Seller hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Seller hereby ratifies and confirms all that such proxies and attorneys-in-fact may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the applicable provisions of the Wisconsin Business Corporation Law.

                  1.3 No Inconsistent Arrangements. Seller hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, he shall not:

                           (a) transfer (which term shall include, without
limitation, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Owned Shares or any interest therein; provided, however, that Seller may transfer (i) the Owned Shares by will or intestacy, and
(ii) up to ten percent (10%) of the Owned Shares as a bona fide gift or gifts, provided that prior to any such permitted transfer, each transferee shall agree in writing (in a form satisfactory to the Parent) that such transferee will receive and hold such Owned Shares subject to the provisions of this Agreement;

                           (b) enter into any contract, option or other
agreement or understanding with respect to any transfer of any or all of the Owned Shares or any interest therein;

                           (c) grant any proxy, power-of-attorney or other
authorization in or with respect to any or all of the Owned Shares;


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                           (d) deposit the Owned Shares into a voting trust or
enter into a voting agreement or arrangement with respect to the Owned Shares;
or

                           (e) take any other action that would make any
representation or warranty of Seller hereunder untrue or incorrect.

                  1.4 Waiver of Appraisal Rights. Seller hereby waives any rights of appraisal or rights to dissent from the Merger that he may have under applicable law.

         2. EXPIRATION. This Agreement and the proxy granted pursuant to Section 1 hereof shall terminate on the termination of the Merger Agreement in accordance with its terms.

         3. REPRESENTATIONS AND WARRANTIES. Seller hereby represents and warrants to Parent as follows:

                  3.1 Title. Seller has good and valid title to the Owned Shares, free and clear of any lien, pledge, charge, encumbrance or claim of whatever nature and, upon consummation of the Merger, Seller will deliver good and valid title to the Owned Shares, free and clear of any lien, charge, encumbrance or claim of whatever nature.

                  3.2 Ownership of Shares. On the date hereof, the Owned Shares are owned of record or beneficially by Seller and, on the date hereof, the Owned Shares constitute all of the Shares owned of record or beneficially by Seller. Seller has sole voting power and sole power of disposition with respect to all of the Owned Shares, with no restrictions, subject to applicable federal securities laws, on Seller's rights of disposition pertaining thereto.

                  3.3 Power; Binding Agreement. Seller has the legal capacity, power and authority to enter into and perform all of his obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary trust action on the part of the Seller. The execution, delivery and performance of this Agreement by Seller will not violate any other agreement to which Seller is a party including, without limitation, any voting agreement, stockholders' agreement or voting trust. This Agreement has been duly and validly executed and delivered by Seller and constitutes a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms.

                  3.4 No Conflicts. No authorization, consent or approval of, or filing with, any court or any public body or authority is necessary for the consummation by Seller of the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

                           (a) constitute a material breach, violation or
default (or any event which, with notice or lapse of time or both, would constitute a default) under any material note,


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bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which Seller is a party or by which his properties or assets are bound; or

                           (b) result in the termination of, or accelerate the
performance required by, or result in a right of termination or acceleration under any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which Seller is a party or by which his properties or assets are bound; or

                           (c) result in the creation of any lien, encumbrance,
pledge, charge or claim upon any of the properties or assets of Seller under any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which Seller is a party or by which his properties or assets are bound.

         4. ADDITIONAL SHARES. Seller hereby agrees, while this Agreement is in effect, to promptly notify Parent of the number of Shares acquired by the Seller after the date hereof.

         5. FURTHER ASSURANCES. From time to time, at Parent's request and without further consideration, Seller shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate and make effective the transactions contemplated by
Section 1 of this Agreement.

         6. MISCELLANEOUS.

                  6.1 Non-Survival. The representations and warranties made herein shall terminate upon Seller's sale of the Owned Shares to Parent in the Merger, other than Seller's representation and warranty in Section 3.1, which shall survive the sale of the Owned Shares and the termination of this Agreement following such sale.

                  6.2 Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise, provided that Parent may assign its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations.

                  6.3 Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

                  6.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given by hand delivery or telecopy or by other courier service, such as Federal Express, providing proof of delivery. All


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communications hereunder shall be delivered to the respective parties at the following addresses:


                  if to Seller:

                  The Patrick S. O'Brien Trust
                  c/o Student Success, Inc.
                  607 Redna Terrace
                  Suite 600
                  Cincinnati, OH  45215-9906

                  with a copy to:

                  Keating, Muething & Klekamp, P.L.L.
                  1400 Provident Tower
                  One East Fourth Street
                  Cincinnati, OH  45202
                  Attn: Paul V. Muething, Esq.


                  if to Parent:

                  Cytation.com Incorporated
                  56 Hammarlund Way
                  Newport, RI  02842
                  Attn:  Richard A. Fisher, Chairman of the Board of Directors

                  with a copy to:

                  Foley, Hoag & Eliot LLP
                  One Post Office Square
                  Boston, MA 02109
                  Attn:  Robert L. Birnbaum, Esq.


or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

                  6.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.


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                  6.6 Specific Performance. Seller recognizes and acknowledges that a breach by him of any covenants, promises or agreements contained in this Agreement will cause the Parent to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore Seller agrees that in the event of any such breach Parent shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

                  6.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but both of which shall constitute one and the same Agreement.

                  6.8 Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  6.9 Severability. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.


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         IN WITNESS WHEREOF, the parties hereto have caused this Support
Agreement to be duly executed as an instrument under seal as of the date first written above.


                                       CYTATION.COM INCORPORATED


                                       By: /s/ Richard A. Fisher
                                           ---------------------------------
                                           Name:
                                           Title:


                                       PATRICK S. O'BRIEN STOCK TRUST



                                       /s/ William J. Keating, Jr.
                                       -------------------------------------
                                       William J. Keating, Jr.
                                       Trustee